                                                                    EXHIBIT 10.7

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IS BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THIS SECURITY MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                PROMISSORY NOTE

                            PRESTOLITE NEWCO, INC.
                            ----------------------

A$1.00                                                   January 22, 1998

FOR VALUE RECEIVED, the undersigned PRESTOLITE NEWCO, INC., a Delaware corporation (the "Company"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of LUCAS INDUSTRIES PLC, an English corporation (the "Holder"), the principal sum of ONE ARGENTINE PESO (A$1.00), or such other amounts as shall be payable under clause 3 hereof, in instalments payable on such dates and in such amounts as are specified herein on and subject to the following terms and conditions.

ARTICLE I

1.   DEFINITIONS/TERMS OF PAYMENT, ETC.

     As used in this Note, the following terms shall have the following meanings, such terms to be equally applicable to the singular and the plural forms of the terms so defined:



"A$"                                              means Argentine Pesos, the lawful
                                                  currency of Argentina

"Affiliate"                                       of any specified person means (i)
                                                  any other person which, directly
                                                  or indirectly, is in control



                                                  of, is controlled by or is under
                                                  common control with such specified
                                                  person or (ii) any other person
                                                  who is a director or executive
                                                  officer (A) of such specified
                                                  person, (B) of any Subsidiary of
                                                  such specified person or (C) of
                                                  any person described in clause (i)
                                                  above.

"Annual Audit"                                    means the profit and loss
                                                  statement of Indiel conducted on
                                                  an annual basis and prepared in
                                                  accordance with international
                                                  accounting standards.

"Business Day"                                    means a day of the year on which
                                                  banks are not required or
                                                  authorised to close in New York
                                                  City, United States, London,
                                                  England or Buenos Aires, Argentina.

"Capital Stock"                                   means any and all shares,
                                                  interests, rights to purchase,
                                                  warrants, options, participations
                                                  or other equivalents of or
                                                  interests in (however designated)
                                                  corporate stock, including any
                                                  preferred stock.


"Closing Date Tax Receivable"                     means the lesser of A$4,100,000
                                                  and the value of the tax
                                                  receivable recorded as an asset in
                                                  the Final Completion Statement (as
                                                  defined in the Purchase Agreement)
                                                  due to Indiel from the Argentine
                                                  government, and arising in
                                                  connection with the VAT
                                                  Promotional Scheme .

"Date of Utilisation"                             means :-

                                                  (i)  where any amount taken into
                                                  account in calculating the Tax
                                                  Receivable is cash, the date of
                                                  receipt of such cash; or

                                                  (ii)  where any amount taken into
                                                  account in calculating the Tax
                                                  Receivable  is a freely
                                                  transferable bond, the date of
                                                  transfer by Indiel of such bond
                                                  either to the Holder or a third
                                                  party, or if such bond is not
                                                  transferred, the date such bond is
                                                  utilised to reduce or eliminate
                                                  any liability of Indiel or any
                                                  Affiliate of Indiel to make an
                                                  actual payment of taxation;

                                                  (iii)  where any amount taken


                                                  into account in calculating the Tax
                                                  Receivable is a credit or relief
                                                  against taxation (other than a
                                                  freely transferable bond) the date
                                                  that the payment of taxation would
                                                  be due against which such  amount
                                                  Settlement Consideration is
                                                  utilised to reduce or eliminate
                                                  any liability of Indiel or any
                                                  Affiliate of Indiel to make such
                                                  payment of taxation.

"Indiel"                                          means Lucas Indiel Argentina S.A.,
                                                  an Argentine corporation.

"Payment Calculation Date"                        means 31 March, 30 June, 30
                                                  September and 31 December in every
                                                  year from the date of this note
                                                  until all amounts due under this
                                                  note (determined in accordance
                                                  with clause 3 have been paid in
                                                  full).

"Payment Date"                                    means the date which is 10
                                                  business days after each
                                                  corresponding Payment Calculation
                                                  Date

Purchase Agreement"                               means an agreement entered into
                                                  between Lucas Industries plc,
                                                  Prestolite Electric Incorporated
                                                  and the Company on the date of
                                                  this document for the sale and



                                                  purchase of the entire issued
                                                  share capital of Lucas Argentine
                                                  Holdings, Inc. and shares in Lucas
                                                  Indiel Argentina S.A.

"Subsidiary"                                      means any corporation,
                                                  association, partnership or other
                                                  business entity of which more than
                                                  50% of the total voting power of
                                                  shares of Capital Stock or other
                                                  interests (including partnership
                                                  interests) entitled (without
                                                  regard to the occurrence of any
                                                  contingency) to vote in the
                                                  election of directors, managers or
                                                  trustees thereof is at the time
                                                  owned or controlled, directly or
                                                  indirectly, by (i) the Company,
                                                  (ii) the Company and one or more
                                                  Subsidiaries or (iii) one or more
                                                  Subsidiaries.

"Tax Receivable"                                  means the tax receivable recorded
                                                  as an asset in the accounting
                                                  records of Indiel as being due to
                                                  Indiel from the Argentine
                                                  government, and arising in
                                                  connection with the VAT
                                                  Promotional Scheme (and taking


                                                  into account any consideration,
                                                  credit relief or bond received by
                                                  Indiel or any Affiliate of Indiel
                                                  in satisfaction or partial
                                                  satisfaction  of the Closing Date
                                                  Tax Receivable) provided that if
                                                  Indiel fails to keep in its
                                                  accounting records a balance for
                                                  such asset on the above basis
                                                  calculated consistently with the
                                                  calculation of the Closing Date
                                                  Tax Receivable (disregarding the
                                                  words "the lesser of A$4,100,000
                                                  and" in that definition for this
                                                  purpose only) or with the
                                                  provisions of this note then "Tax
                                                  Receivable" shall mean the amount
                                                  that would have been so recorded
                                                  if Indiel had kept such accounting
                                                  records

"VAT Promotional Scheme"                          means the regime set forth by Laws
                                                  21,608 and 22,021 and its
                                                  implementing regulations,
                                                  including Decress 435/90, 1033/91
                                                  and 2054/92 and DGI RG 3838 and
                                                  3905.

2.   PAYMENTS, CURRENCY AND COMPUTATIONS
     -----------------------------------

2.1 The Company shall make each payment hereunder not later than 2:00 P.M. (New York City time) on the Payment Date in United States dollars (or such other currency as the Company and the Holder may agree) to the Holder at its address referred to in clause 11, in same day funds. The amount of such payment shall be converted from the amount due hereunder in Argentine pesos at the average exchange rate (calculated at the average of the "bid" and "asked" exchange rate) quoted by Reuters (or a different independent wire service providing international spot exchange rates as agreed to by the Company and the Holder) in New York at 1:00 p.m. on the Payment Date.

2.2 Any failure by the Company to make a payment within five days after a Payment Date when due shall obligate the Company to pay interest to the Holder at a rate per annum 5% above prime rate as quoted in the Eastern edition of the Wall Street Journal as of the Payment Date and, in the event such a rate is not quoted on such date then on the immediately preceding date such rate is quoted, such interest due and payable upon the payment of principal otherwise due and payable. All computations of interest shall be made on the basis of a year of 365 or 366, as the case may be, days for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is payable.

3.   TOTAL OBLIGATION; CALCULATION OF PAYMENT AMOUNT
     -----------------------------------------------

3.1 The obligation of the Company to pay principal hereunder shall automatically, and without any further action on the part of either the Company or the Holder, be increased from time to time to an amount equal to the amount by which the Tax Receivable has reduced since the date of this Note less any principal payments made by the Company to the Holder at and prior to such date, provided however, reductions in the balance of the Tax Receivable attributable to a termination of the VAT.Promotional Scheme by the Argentine Government related to such Tax Receivable shall not be included in such calculations

      (unless they give rise to an "amount" as defined in clause 3.4).. The total aggregate principal balance due under this note shall not exceed the Closing Date Tax Receivable. Two examples of how the amounts under this clause 3.1 will be calculated are contained in the Schedule.

3.2 In the event of a dispute between the Company and the Holder concerning the amount of the Tax Receivable or any Date of Utilisation, an independent auditor and location for audit (chosen by the Holder and the Company (and in the absence of agreement as to the auditor, the audit shall be by Coopers & Lybrand in New York City, New York) and acting as an expert and not as an arbitrator) shall determine the issue in dispute; such decision to be final and binding on the Company and the Holder in the absence of manifest error. The Company and Indiel shall allow such auditor reasonable access to Indiel and its books and records. The costs of such auditor shall be borne equally by the Company and the Holder.

3.3 If Indiel and allor any Affiliates of Indiel areis no longer entitled to receive any consideration, credit, relief or bond that would otherwise have been taken into account in calculating the Tax Receivable as a consequence of any action or omission of Indiel or any Affiliate of Indiel which reduces such obligation of the Argentine Government (or if any such company takes any voluntary action outside the ordinary course of its business which has the result of materially reducing or materially delaying any payment under this Note) then Clause 3.1 shall apply as if the Tax Receivable were reduced at that time and all subsequent times) to nil.

3.4 In calculating the Tax Receivable consideration, credits, reliefs and bonds ("amounts") shall be taken as having the following value:-

      (i)   where the amount is cash the amount of  such cash; or

      (ii) where the amount is a freely transferable bond, either (a) the face value of such bond if transferred to the Holder, (b) the amount received by Indiel or any Affiliate on the transfer of such bond if transferred to a third party, or (c) the amount of taxation saved by Indiel or any Affiliate by utilising such bond together, in each case, with any interest received on such bonds less any tax paid on such interest; or

     (iii) where the amount is a credit or relief against taxation (other than a freely transferable bond) the amount of taxation actually saved by Indiel or any Affiliate by utilising such credit or relief and these amounts will be taken into account on the relevant Date of Utilisation.

4.   PAYMENTS OF PRINCIPAL
--   ---------------------

        4.1 The Company shall pay to the Holder in full on each Payment Date an amount equal to the reduction (if any) in the Tax Receivable since the previous Payment Calculation Date to the current Payment Calculation Date (or in the case of the first Payment Calculation Date to the current Payment Calculation Date, since the date of this note until the current Payment Calculation Date).

        4.2 Where an amount taken into account in calculating the Tax Receivable is a freely transferable bond, the Company shall notify the Holder of the receipt and procure that Indiel or any Affiliate takes such action to either transfer such bond or utilise it to reduce or eliminate any tax liability as the Holder may request.

        4.3 Where an amount taken into account in calculating the Tax Receivable is a relief or credit from taxation (other than a freely transferable bond) the Company shall notify the holder of the receipt and procure that Indiel or any Affiliate takes such action as is necessary to utilise such relief or credit as soon as possible.

       4.4 If Indiel has the opportunity of recovering part or all of the Tax Receivable in advance of the scheduled date (under DGI RG 4182) the Company will notify the Holder and (at the cost of the Holder) procure that Indiel takes any reasonable steps to apply for and obtain such recovery PROVIDED THAT Indiel shall not be required to take any steps which put it in default under any other agreement. Any amounts received by virtue of such action will be treated as received in cash for the purposes of calculating the Tax Receivable.

       4.5 Following a notification referred to in clause 4.2 or 4.3, the Company shall procure that Indiel gives the Holder reasonable access at all reasonable times to its financial and tax books, records, computations and accounts for the purpose of confirmation of the Tax Receivable at any date or any Date of Utilisation.

5.   REDUCTION OF PRINCIPAL OBLIGATION
     ---------------------------------

     After all payments have been received under this note in respect of all of the Closing Date Tax Receivable and all principal and any other amounts due hereunder have been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be released.

6.   CANCELLATION
     ------------

     Notwithstanding any other provision contained herein, if the Tax Receivable shall be reduced to zero pursuant to a termination of the VAT Promotional Scheme by the Argentine Government related to such Tax Receivable, then upon payment of all amounts due under clause 3.1 this note shall be deemed paid in full and surrendered for cancellation.

7.   TAXES
     -----

     If the Company makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Holder an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Holder may reasonably request.

8.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     ---------------------------------------------

     The Company represents and warrants as follows:

       8.1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

       8.2 The execution, delivery and performance by the Company of this Note are within the Company's corporate powers, have been duly authorised by all necessary corporate action, and do not contravene
             (a) the Company's charter or by-laws or (b) any law or any contractual restriction binding on or affecting the Company.

       8.3 No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Note

       8.4 This Note is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

9.   REPRESENTATIONS AND WARRANTIES OF THE HOLDER
     --------------------------------------------

     The Holder represents and warrants as follows:

       9.1 The Holder has been advised and understands that this Note has not been registered under the Securities Act. The Holder, by purchasing this Note, agrees for the benefit of the Company that this Note may not be resold, pledged or otherwise transferred.

       9.2 The Holder has the full legal right and power and all authority and approvals required to execute and deliver, or authorise execution and delivery of, this Note and all other instruments executed and delivered by or on behalf of such Holder in connection with the purchase of this Note, and to purchase this Note. The signature of the party signing on behalf of the Holder is binding on the Holder.

10.  AMENDMENTS, ETC
     ---------------

     No amendment or waiver of any provision of this Note, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.  NOTICES, ETC
     ------------

       11.1 All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Company, to it care of Prestolite Electric Incorporated, 2100 Commonwealth Blvd., Ann Arbor, MI 48105,
             Attention: President; and if to the Holder care of Lucas Industries plc, at its address at Stratford Road, Solihull, B90 4LA; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to the Holder shall not be effective until received by the Holder. Upon request from the Holder, the Company will provide the Holder with the information required in Treasury Regulation,
             Section 1.1275-3(b)(1)(i).

       11.2 The Company waives presentment demand protest notice of dishonour, notice of demand and notice of non-payment.

12.  NO WAIVER; REMEDIES
     -------------------

     No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.  REIMBURSEMENT OF HOLDER
     -----------------------

     The Company shall reimburse the Holder upon demand for any and all costs and expenses (including without limitation Court costs, legal expenses and reasonable attorney fees whether or not suit is instituted and if suit is instituted whether at the trial court level, appellate level in a bankruptcy probate or administrative proceeding or otherwise) incurred in collecting this note or incurred in any other matter or proceeding relating to this note where in such matter or proceeding the Holder is successful.


14.  BINDING EFFECT
     --------------

     14.1 Subject to clause 14.2 this Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors, except that the Company shall not have the right to assign any of its rights or obligations hereunder.

     14.2 The Holder may, upon at least 20 Business Days' notice to the Company, assign to a controlled Affiliate all of its rights and obligations under this Note; all costs and expenses relating to such assignment shall be borne by the parties thereto.

15.  GOVERNING LAW
     -------------

     This Note shall be governed by, and construed in accordance with, the laws of the internal State of New York, United States.

16.  CONSENT TO JURISDICTION: VENUE
     ------------------------------

     The Company irrevocably consents to the jurisdiction of any state or federal Court located in the Borough of Manhattan, City of New York United States; provided however that nothing contained in this note shall prohibit the holder from bringing any action enforcing any award of judgement or exercising any other rights against the Company or against any property of the Company within any other County, State or foreign or domestic jurisdiction. The Company acknowledges and agrees that the venue provided above is the most convenient forum for the Company and the Holder and the Company waives any objection to venue and any objection based on a more convenient forum in any action instituted under this note.

17.  WAIVER OF JURY TRIAL

     The Company irrevocably waives any and all rights the Company may have to a trial by jury in any action proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Company acknowledges that the foregoing waiver is knowing and voluntary.


IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorised, as of the date first above written.

                                    SCHEDULE

          These are the example calculations referred to in clause 3.1

Example:- (Volumes increase in Quarter 3 - 4 of 1998 to cause an increase in the Tax Receivable)


--------------------------------------------------------------------------------------------------------------------
                                            1998                                            1999
--------------------------------------------------------------------------------------------------------------------
A $ M                        Q1           Q2          Q3          Q4          Q1          Q2          Q3          Q4
--------------------------------------------------------------------------------------------------------------------
Opening Balance of           4.3          4.2         4.0         4.2        4.6         4.4         3.9         3.4
 Tax Receivable
--------------------------------------------------------------------------------------------------------------------
Change                      (0.1)        (0.2)        0.2         0.4       (0.2)       (0.5)       (0.5)       (0.6)
--------------------------------------------------------------------------------------------------------------------
Closing Balance              4.2          4.0         4.2         4.6        4.4         3.9         3.4         2.8
--------------------------------------------------------------------------------------------------------------------
Amount to be paid            0.1          0.2         NIL         NIL        NIL         0.1         0.5         0.6
 to the Holder
 under clause 3.1
--------------------------------------------------------------------------------------------------------------------

Example 2:-  (Volumes increase, but reductions in the Tax Receivable continue)

                                            1998                                              1999
----------------------------------------------------------------------------------------------------------------------
A $ M                        Q1           Q2          Q3           Q4          Q1          Q2          Q3           Q4
----------------------------------------------------------------------------------------------------------------------
Opening Balance of          4.3          4.1         3.9          3.8         3.7         3.0         2.3          1.7
 Tax Receivable
----------------------------------------------------------------------------------------------------------------------
Change                     (0.2)        (0.2)       (0.1)        (0.1)       (0.7)       (0.7)       (0.6)        (0.6)
----------------------------------------------------------------------------------------------------------------------
Closing Balance             4.1          3.9         3.8          3.7         3.0         2.3         1.7          1.1
----------------------------------------------------------------------------------------------------------------------
Amount to be paid           0.2          0.2         0.1          0.1         0.7         0.7         0.6          0.6
 to the Holder
 under clause 3.1
----------------------------------------------------------------------------------------------------------------------

Note:      Position in 2000 onwards not shown in examples

PRESTOLITE NEWCO, INC.

By: /s/  P. Kim Packard
    -------------------

Name:     P. Kim Packard

Title:   President


By: /s/ Kenneth C. Cornelius
    ------------------------

Name:     Kenneth C. Cornelius

Title:   Vice President

SIGNED by CHRIS LONG-LEATHER  )     /s/ Chris Long-Leather
as duly authorised attorney   )     ----------------------
for and on behalf of          )
LUCAS INDUSTRIES PLC, as      )
to clause 11 only:            )


                                 Chris Long- Leather as attorney for Lucas
                                 Industries plc